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                                                                    EXHIBIT 10.3


                          RANGER AEROSPACE CORPORATION

                            SECURITYHOLDERS AGREEMENT


                  THIS AGREEMENT is made as of April 1, 1998 between Ranger Aerospace Corporation, a Delaware corporation (the "Company"), John Hancock Mutual Life Insurance Company ("Hancock"), CIBC Wood Gundy Ventures, Inc. ("CIBC"), Gene Z. Salkind, M.D., Trustee of the Danielle Schwartz Trust UAD 10/1/93, and each other Person designated as an Investor on the Schedule of Securityholders attached hereto (collectively, the "Investors") and each Person designated as an Executive on the Schedule of Securityholders attached hereto (the "Executives"). The Investors and the Executives are collectively referred to as the "Securityholders" and individually as a "Securityholder." Capitalized terms used herein and not otherwise defined are defined in paragraph 9 hereof.

                  Hancock is purchasing Notes and Common Stock and certain other Investors are purchasing Common Stock and Preferred Stock, pursuant to a Securities Purchase Agreement dated as of the date hereof between the Company and the Persons named therein (the "Securities Purchase Agreement"). The Company and each other Securityholder are parties to either an Executive Stock Agreement or an Investor Stock Agreement (each, an "Executive Stock Agreement"), pursuant to which such Person shall purchase Securities of the Company as set forth on the Schedule of Securityholders attached hereto.

                  The Company and the Securityholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Securityholders' Securities may be transferred. The execution and delivery of this Agreement is a condition to the Investors' obligation to purchase Securities of the Company pursuant to the Securities Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1.  Board of Directors.

                  (a) Election of Directors. From and after the Closing (as defined in the Securities Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each holder of Securityholder Securities shall vote all of his or its Securityholder Securities which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within his or its control (whether in his or its capacity as a Securityholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for



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purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                      (i) the authorized number of directors on the Board shall be established at six (6) directors;

                      (ii) the following individuals shall be elected to the
          Board:

                           (A) two (2) representatives designated by Hancock
               (the "Hancock Directors");

                           (B) two (2) representatives designated by CIBC (the
               "CIBC Directors");

                           (C) two (2) representatives jointly designated by
               Hancock and CIBC (the "Executive Directors"); provided that such Executive Directors shall be executive officers or employees of the Company; provided further, that until their earlier resignation or removal, Stephen D. Townes and George Schwartz shall serve as Executive Directors;

                      (iii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be determined by the Board; provided that George Schwartz shall serve as a director of ASIG;

                      (iv) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the members of the Board and the composition of each such committee (if any) shall be determined by the Board;

                      (v) the removal from the Board (with or without cause) of any representative designated pursuant to subparagraph (a)(ii) above shall be at the written request of the party entitled to designate such representative and under no other circumstance; provided that if any director elected pursuant to subparagraph (ii)(C) above ceases to be an employee of the Company and its Subsidiaries (or, in the case of George Schwartz, Chairman) he may be removed as a director at any time thereafter at the option of the Investors (determined on the basis of a vote of the holders of a majority of the Voting Power possessed by the Investors); and

                      (vi) in the event that any representative designated pursuant to subparagraph (a)(ii) above ceases to serve as a member of the Board during his term of office, the resulting vacancy shall be filled by a representative designated by the party entitled to designate such representative.


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                  (b) Director Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

                  (c) Termination of Rights of Investors. The rights of any Investor entitled to designate any representative pursuant to subparagraph
(a)(ii) above shall terminate at such time as such Investor and its Permitted Transferees hold in the aggregate less than 50% of the Securityholder Securities held by such Persons on the date hereof.

                  (d) Termination of Rights of Executives. The rights of the Executives under this paragraph 1 shall terminate at such time as the Executives and their Permitted Transferees hold in the aggregate less than 50% of the Securityholder Securities held by such Persons on the date hereof.

                  (e) Termination of Provisions. The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof unless extended by the holders of at least 75% of the Voting Power held by all Securityholders or (ii) a Qualified Public Offering.

                  (f) Failure to Designate. If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve as a director, such directorship shall remain vacant until the resulting vacancy is filled by a representative designated by the party entitled to designate such representative pursuant to subparagraph (a)(ii) above.

                  2. Representations and Warranties. Each Securityholder represents and warrants that (i) such Securityholder is the record owner of the number and class of Securityholder Securities set forth opposite its name on the Schedule of Securityholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms, and (iii) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Securityholder Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                  3.  Restrictions on Transfer of Securityholder Securities.

                  (a) Transfer of Securityholder Securities. No holder of Securityholder Securities shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his Securityholder Securities (a "Transfer"), except pursuant to (i) paragraph 4, (ii) a Public Sale or (iii) this paragraph 3 (collectively, an "Exempt Transfer"); provided that in no event shall any Transfer of Securityholder




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Securities pursuant to this paragraph 3 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time and no Securityholder Securities may be pledged (except for a pledge of Securityholder Securities pursuant to the Executive Stock Agreements or by a transferee to secure indebtedness to the transferor or an Affiliate of the transferor). No holder of Securityholder Securities shall consummate any Transfer (other than an Exempt Transfer) until 30 days after the later of the delivery to the Company and the other holders of Securityholder Securities of such Securityholder's Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the "Election Period").

                  (b) Right of First Refusal At least 30 days prior to making any Transfer of any Securityholder Securities (other than an Exempt Transfer), the transferring Securityholder (the "Transferring Securityholder") shall deliver a written notice (an "Offer Notice") to the Company and the other Securityholders (the "Other Securityholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Securityholder Securities to be transferred (the "Offered Securities"), the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time. The rights under this paragraph 3(b) shall apply as follows:

                           (i) First, each Other Securityholder may elect to purchase all or any portion of the Offered Securities at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Securityholder as soon as practical, but in any event within 20 days after delivery of the Offer Notice; provided that if the Offered Securities include any Securityholder Securities other than Common Stock, any election to purchase Common Stock by any Other Securityholder must also include an election to purchase shares or Preferred Stock or Notes, pro rata based upon the number of shares of Preferred Stock or principal amount of Notes included in the Offered Securities. If the Other Securityholders have in the aggregate elected to purchase more than those Offered Securities being offered by the Transferring Securityholder, the Offered Securities shall be allocated among the Other Securityholders electing to purchase shares pro rata based upon the number of shares (and/or principal amount of Notes) elected to be purchased.

                           (ii) Second, if the Other Securityholders have not elected to purchase all of the Offered Securities within such twenty-day period, the Company may elect to purchase all (but not less than all) of the remaining Offered Securities at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Securityholder as soon as practical but in any event within 30 days after delivery of the Offer Notice. If the Company or any Other Securityholders have elected to purchase Securityholder Securities from the Transferring Securityholder, the transfer of such securities shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Securityholder, but in any event within 15 days after the expiration of the Election Period.



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                           (iii) Third, to the extent that the Company and the
         Other Securityholders have not elected to purchase all of the Offered Securities, the Transferring Securityholder may, within 90 days after the expiration of the Election Period and subject to the provisions of subparagraph (c) below, transfer the remaining Offered Securities to one or more third parties at a price no less than 95% of the price specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Securityholders in the Offer Notice. Any Offered Securities not transferred within such 90-day period shall be reoffered to the Company and the Other Securityholders under this paragraph 3(b) prior to any subsequent Transfer.

                  (c) Participation Rights. At least 30 days prior to an Investor making any Transfer of Securityholder Securities (other than an Exempt Transfer), the Investor making such Transfer (the "Transferring Investor") shall deliver a written notice (the "Sale Notice") to the Company and the other Investors (the "Other Investors"), specifying in reasonable detail the identity of the prospective transferee(s), the class and number of securities to be transferred and the aggregate price, price per share, terms and conditions of the Transfer (which notice may be the same notice and given at the same time as the Offer Notice under paragraph 3(b)). The Other Investors may elect to participate in the contemplated Transfer at the same price and on the same terms as the Transferring Investor by delivering written notice to the Transferring Investors within 30 days after delivery of the Sale Notice, it being understood that holders of Preferred Stock shall be entitled to participate in any Transfer (other than an Exempt Transfer) by a Noteholder on a pro rata basis, treating for purposes of this section the Preferred Stock as Notes, and vice versa (together, the Notes and the Preferred Stock are the "Senior Securities"). If any Other Investors have elected to participate in such Transfer, the Transferring Investor and such Other Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of each class of Securityholder Securities equal to the product of (i) the quotient determined by dividing the percentage of the class of the Securityholder Securities owned by such Person by the aggregate percentage of such class of Securityholder Securities owned by the Transferring Investor and the Other Investors participating in such sale and (ii) the number of such class of Securityholder Securities to be sold in the contemplated Transfer. Because Notes and Preferred Stock must be treated as one and the same class of securities hereunder, the percentage of Notes and/or Preferred Stock owned by a Person pursuant to clause (i) above is equal to the quotient determined by dividing (x) the sum of the Liquidation Value (including accrued but unpaid dividends) of the Preferred Stock plus the principal amount (together with all accrued but unpaid interest) of the Notes held by such Person by (y) the sum of the Liquidation Value (including accrued but unpaid dividends) of all Preferred Stock then outstanding plus the principal amount (together with all accrued but unpaid interest) of all Notes then outstanding (such percentage being the "Senior Security Percentage").

         For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock and 100 shares of Preferred Stock by the Transferring Investor, and if the Transferring Investor at such time owns 30% of all shares of Common Stock and has a Senior Security Percentage of 20% and if two Other Securityholders elect to participate and if the first Other Securityholder owns 20% of all shares of Common



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         Stock and has a Senior Security Percentage of 5%, and if the second
         Other Securityholder owns 10% of all shares of Common Stock and has a Senior Security Percentage of 0%, the Transferring Investor would be entitled to sell 50 shares of Common Stock (30% divided by 60% x 100 shares) and that number of Senior Securities, which may be either Preferred Stock or Notes, the Liquidation Value or principal amount of which is equal to the Liquidation Value of 80 shares of Preferred Stock (20% divided by 25% x 100 shares), the first Other Investor would be entitled to sell 33 1/3 shares of Common Stock (20% divided by 60% x 100 shares) and that number of Senior Securities, which may be either Preferred Stock or Notes, the Liquidation Value or principal amount of which is equal to the Liquidation Value of 20 shares of Preferred Stock, and the second Other Securityholder would be entitled to sell 16 2/3 shares of Common Stock (10% divided by 60% x 100 shares) and no Senior Securities.

Each Transferring Investor shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Investors in any contemplated Transfer, and no Transferring Investor shall transfer any of its Securityholder Securities to any prospective transferee if such prospective transferee declines to allow the participation of the Other Investors, it being understood that transferees must agree to accept Notes in lieu of Preferred Stock and vice versa. Each Investor transferring Securityholder Securities pursuant to this paragraph 3(c) shall pay its pro rata share (based on their share of the aggregate proceeds received) of the expenses incurred by the Investors in connection with such transfer and shall be obligated to join on a pro rata basis (based on their share of the aggregate proceeds received) in any indemnification or other obligations that the Transferring Investor agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Investor such as indemnification with respect to representations and warranties given by an Investor regarding such Investor's title to and ownership of Securityholder Securities; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).

                  (d) Permitted Transfers. The restrictions set forth in this paragraph 3 shall not apply with respect to any Transfer of Securityholder Securities by any Securityholder (i) in the case of an Executive, pursuant to applicable laws of descent and distribution or among such Executive's Family Group or (ii) in the case of an Investor, among its Affiliates (collectively referred to herein as "Permitted Transferees"). The restrictions applicable to the Danielle Schwartz Trust under this paragraph 3(d) shall be applied as if George Schwartz was an Executive hereunder. For purposes of this Agreement, "Family Group" means an Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of, or any partnership, corporation, limited liability company or other entity which is wholly owned by, the Executive and/or the Executive's spouse and/or descendants, and "Affiliate" of an Investor means any other Person, directly or indirectly controlling, controlled by or under common control with such Investor. A Person shall be deemed to be "controlled by" an Investor if such Investor possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or property, whether by equity or other ownership, contract, agreement or understanding, or




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otherwise. For clarity, CIBC WG, Argosy Merchant Fund 1, L.L.C., and any
Affiliate thereof shall be deemed an Affiliate of CIBC hereunder. The restrictions contained in this paragraph 3 shall continue to be applicable to the Securityholder Securities after any such Transfer. Notwithstanding anything contained herein to the contrary, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee.

                  (e) Termination of Restrictions. The restrictions on the Transfer of Securityholder Securities set forth in this paragraph 3 shall continue with respect to each Securityholder Security until the earlier of (i) the date on which such Securityholder Security has been transferred in a Public Sale or pursuant to paragraph 4 hereof or (ii) the consummation of a Qualified Public Offering.

                  4.  Sale of Company.

                  (a) Third Party Transaction. If CIBC and Hancock (so long as each such Person holds not less than 50% of the Securityholder Securities held by such Person on the date hereof) (the "Approving Securityholders") and the Board approve a Sale of the Company (the "Approved Sale"), each of the other Securityholders (the "Other Securityholders") shall consent to, vote in favor of and raise no objections against the Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Securityholder Securities shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Securityholder Securities shall agree to sell all of his or its Securityholder Securities and options to acquire Securityholder Securities on the terms and conditions approved by the Board. Each holder of Securityholder Securities shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board or the Approving Investors.

                  (b) Conditions to Obligation. The obligations of the holders of Securityholder Securities with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Securityholder Securities shall receive the same form of consideration and the same portion of the aggregate consideration such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to the consummation of the Approved Sale; (ii) if any holders of Securityholder Securities are given an option as to the form and amount of consideration to be received, each holder of Securityholder Securities shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire Securityholder Securities shall be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such Securityholder Securities.

                  (c) Purchaser Representative. If the Company or any of the holders of Securityholder Securities enter into any negotiation or transaction for which Rule 506 (or any similar



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rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Securityholder Securities shall, at the request of the Company, appoint (and be responsible for the fees and expenses of the person so appointed, if any) either: (i) a purchaser representative (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission) designated by the Company; or (ii) another purchaser representative (reasonably acceptable to the Company) designated by such holder of Securityholder Securities.

                  (d) Expenses; Indemnification. All holders of Securityholder Securities shall bear their pro rata share (based upon their share of the aggregate proceeds received by such holders in connection therewith) of the costs of any Approved Sale to the extent such costs are incurred for the benefit of all holders of securities of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Securityholder Securities on their own behalf shall not be considered costs of the Approved Sale. In addition, all holders of Securityholder Securities shall be obligated to join on a pro rata basis (based upon their share of the aggregate proceeds received by such holders in connection therewith) in any indemnification or other obligations that the Approving Securityholders agree to provide in connection with such Approved Sale (other than any such obligations that relate specifically to a particular holder of Securityholder Securities such as indemnification with respect to representations and warranties given by a holder regarding such holder's title to and ownership of Securityholder Securities).

                  (e) Termination. The provisions of this paragraph 4 shall terminate upon the consummation of a Qualified Public Offering.

                  5. Legend. Each note or certificate evidencing Securityholder Securities and each note or certificate issued in exchange for or upon the transfer of any Securityholder Securities (if such Securities remain Securityholder Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to a Securityholders Agreement dated as of April 1, 1998 among the issuer of such securities (the "Company") and certain of the Company's Securityholders, as amended and modified from time to time. A copy of such Securityholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Securityholder Securities outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Securityholder Securities in accordance with the definition of Securityholder Security in paragraph 8 hereof.



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                  6.  Transfer. Prior to transferring any Securityholder
Securities (other than pursuant to a Public Sale or a Sale of the Company) to any Person, the transferring holders of Securityholder Securities shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Securityholder Securities a counterpart of this Agreement, and in the case of any transfer (whether directly or indirectly) by an Executive to any member of his Family Group, the transferring Executive shall cause each prospective transferee to execute and deliver to the Executive (in form and substance reasonably acceptable to the Company) an agreement irrevocably appointing the Executive as the transferee's true and lawful proxy, agent and attorney-in-fact, with full power and substitution, to vote all of the transferee's Securityholder Securities and other voting securities of the Company in respect of all matters as provided in this Agreement, in the Company's Certificate of Incorporation, or pursuant to applicable law.

                  7. Senior Securities are Pari Passu. In the event of a Sale of the Company or the liquidation, dissolution or winding up of the Company, or in any reorganization or recapitalization of the Company (including pursuant to a bankruptcy of the Company or its Subsidiaries), each holder of Notes and Preferred Stock shall be entitled to be paid, on a pari passu basis (notwithstanding any term to the contrary in the Purchase Agreement, the Notes or the Company's Certificate of Incorporation and notwithstanding the designation of one instrument as "debt" and the other as "equity") before any distribution or payment is made upon the Common Stock, consideration in an amount equal to the aggregate sum of the Liquidation Value and principal amount of all Senior Securities held by such holder (plus all unpaid dividends and interest which have accrued or been declared thereon) (the "Senior Security Preference Amount"). If upon any such Sale of the Company or the liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Senior Securities are insufficient to permit payment of the Senior Security Preference Amount, then the entire consideration to be distributed to the holders of Senior Securities shall be distributed pro rata among such holders on a pari passu basis (notwithstanding any term to the contrary in the Purchase Agreement, the Notes or the Company's Certificate of Incorporation and notwithstanding the designation of one instrument as "debt" and the other as "equity") based upon the sum of the Liquidation Value and principal amount (plus all unpaid dividends and interest which have accrued or been declared thereon) of the Senior Securities held by each such holder relative to the aggregate sum of the Liquidation Value and principal amount of all Senior Securities then outstanding. In the event of any bankruptcy, recapitalization or reorganization of the Company, the holders of Notes covenant and agree that they shall use their reasonable efforts to provide holders of Preferred Stock (together with the holders of Notes), based on such holders pro rata share of the aggregate sum of the Liquidation Value and principal amount of all Senior Securities then outstanding (plus all unpaid dividends and interest which have accrued or been declared thereon), representation on any creditors committee or other formal or informal group representing holders of Notes, it being the irrevocable agreement and understanding that the Notes and the Preferred Stock are, in any such circumstance, to be treated as one and the same class of securities, and all holders of Senior Securities shall be entitled to share in all the rights, privileges and preferences that any holder of Notes may have, notwithstanding the designation of one instrument as "debt" and the other as "equity."

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                  8.  Required Consent. Without the vote or consent of both the
Hancock Representatives and the CIBC Representatives, the Company shall not:

                  (a) except as expressly contemplated by the Securities Purchase Agreement or the Executive Stock Agreements, as in effect on the date hereof, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise), and whether in a public offering registered under the Securities Act or pursuant to a private placement exempt from registration thereunder, of any equity securities or any securities or rights convertible into or exercisable or exchangeable for any equity securities in excess of 2,500 shares of Common Stock;

                  (b) and shall not permit any Subsidiary to, consolidate or merge with, or sell, assign, transfer or lease all or substantially all of its assets in a single transaction or a series of transactions to any Person;

                  (c) permit any Subsidiary of the Company to, directly or indirectly, issue, contingently or otherwise, and whether in a public offering registered under the Securities Act or pursuant to a private placement exempt from registration thereunder, any shares representing an equity interest in the Subsidiary, warrants, rights or options to purchase or acquire an equity interest now or thereafter authorized for issuance, except to the Company or a wholly-owned Subsidiary of the Company;

                  (d) acquire, or permit any Subsidiary to acquire, any interest in any business, including any assumption of liabilities, contingent or otherwise, and whether by a purchase of assets, purchase of stock, merger or otherwise, or make any loans or advances to any Person (other than to a Subsidiary, or as contemplated in the Executive Stock Agreement and the Investor Stock Agreement as in effect on the date hereof), where the total consideration, including the assumption of liabilities and issuance of stock is, in the aggregate, more than $1,000,000; or

                  (e) amend the Company's certificate of incorporation.

                  9.  Definitions.

                  "Affiliate" has the meaning set forth in paragraph 3(d).

                  "ASIG" means Aircraft Services International Group, Inc., a Delaware corporation.

                  "Approved Sale" has the meaning set forth in paragraph 4(a).

                  "Approving Securityholders" has the meaning set forth in paragraph 4(a).

                  "Board" has the meaning set forth in the preamble.

                  "CIBC Directors" has the meaning set forth in paragraph 1(a)(ii).



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

                  "Chairman Agreement" means the Chairman Agreement, dated as of the date hereof, between the Company, ASIG, Tioga Capital Corporation and George Schwartz.

                  "Common Stock" means either or both of the Company's Class A voting common stock, par value $.01 per share, and Class B nonvoting common stock, par value $.01 per share.

                  "Company" has the meaning set forth in the preamble.

                  "Company Stock" means the Common Stock, the Preferred Stock and the Notes.

                  "Election Period" has the meaning set forth in paragraph 3(a).

                  "Executive Directors" has the meaning set forth in paragraph 1(a)(ii).

                  "Executive Stock Agreements" has the meaning set forth in the preamble.

                  "Executives" has the meaning set forth in the preamble.

                  "Exempt Transfer" has the meaning set forth in paragraph 3(a).

                  "Family Group" has the meaning set forth in paragraph 3(d).

                  "Hancock Directors" has the meaning set forth in paragraph 1(a)(ii).

                  "Independent Third Party" means any person (other than George Schwartz, each Executive, and each other executive employee of the Company and its subsidiaries) (i) who, immediately prior to the contemplated transaction, does not own Company Stock representing in excess of 5% of the Company's Voting Power, (ii) who is not controlling, controlled by or under common control with any such person and (iii) who is not the spouse or descendant (by birth or adoption) of any such person.

                  "Investors" has the meaning set forth in the preamble.

                  "Liquidation Value" has the meaning set forth in the Company's Certificate of Incorporation.

                  "Notes" has the meaning set forth in the Securities Purchase Agreement.

                  "Offer Notice" has the meaning set forth in paragraph 3(b).

                  "Offered Securities" has the meaning set forth in paragraph 3(b).

                  "Other Investors" has the meaning set forth in paragraph 3(c).

                  "Other Securityholders" has the meanings set forth in paragraph 3(b) and paragraph 4(a), as appropriate.

                  "Outside Director" has the meaning set forth in paragraph 1(a)(ii).

                  "Permitted Transferee" has the meaning set forth in paragraph 3(d).

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Stock" means the Company's Series A Preferred Stock, par value $.01 per share.

                  "Public Sale" means any sale of Securityholder Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "Qualified Public Offering" means the sale in an underwritten public offering by Company registered under the Securities Act of shares of Common Stock having an aggregate primary offering value of at least $35 million and a share price for each share of Common Stock of at least four times the purchase price paid for shares of Common Stock in the Securities Purchase Agreement.

                  "Sale Notice" has the meaning set forth in paragraph 3(c).

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing a majority of the Company's Voting Power (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities" means any of the Notes, the Preferred Stock or the Common Stock.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securities Purchase Agreement" has the meaning set forth in the preamble.

                  "Securityholder Securities" means: (i) any Common Stock purchased or otherwise acquired by any Securityholder; (ii) any Preferred Stock purchased or otherwise acquired by any Securityholder; (iii) any Notes purchased or otherwise acquired by any Securityholder; and (iv) any debt securities, capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii) or
(iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Securityholder Securities, such securities shall cease to be Securityholder Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                  "Securityholders" has the meaning set forth in the preamble.

                  "Senior Securities" has the meaning set forth in paragraph
3(c).

                  "Senior Security Percentage" has the meaning set forth in paragraph 3(c).

                  "Senior Security Preference Amount" has the meaning set forth in paragraph 7.

                  "Sub Board" has the meaning set forth in paragraph 1(a)(iii).

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "Transfer" has the meaning set forth in paragraph 3(a).

                  "Transferring Securityholder" has the meaning set forth in paragraph 3(b).

                  "Transferring Investor" has the meaning set forth in paragraph 3(c).

                  "Voting Power" means, with respect to each share of Company Stock as determined on a fully-diluted basis, one (1) vote per share with respect to the Class A Common Stock and Class B Common Stock (whether designated as voting or nonvoting).

                  10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securityholder Securities as the owner of such shares for any purpose.

                  11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least 75% of Company's Voting Power, respectively; provided that no modification, amendment or waiver of subparagraphs 1(a)(ii)(C) and 1(e) (to the extent such amendment relates to George Schwartz) shall be effective without the consent of George Schwartz (so long as he is Chairman pursuant to the Chairman Agreement). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Securities and the respective successors and assigns of each of them, so long as they hold Securityholder Securities.

                  15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  16. Remedies. The Company, the Investors and the Executives shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor and any Executive shall be entitled to specific performance and/or injunctive relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

                  17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage paid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Securityholder Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                           Ranger Aerospace Corporation
                           GSP International Airport
                           Box 12233
                           Greenville, SC  29612
                           Attn:  Chief Financial Officer

                           with a copy (which shall not constitute notice) to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL  60601
                           Attn:  William S. Kirsch, P.C.
                           Telephone:  (312) 861-2000
                           Facsimile:  (312) 861-2200

                  18. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                     *  *  *  *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                            RANGER AEROSPACE CORPORATION,
                                            a Delaware corporation


                                            By: /s/  STEPHEN D. TOWNES
                                                -------------------------

                                            Its:        President
                                                -------------------------


                                            INVESTORS

                                            JOHN HANCOCK MUTUAL LIFE
                                            INSURANCE COMPANY


                                            By: /s/   D. DANA DONOVAN
                                                -------------------------

                                            Its: Senior Investment Officer
                                                 -------------------------


                                            CIBC WOOD GUNDY VENTURES, INC.


                                            By:        ILLEGIBLE
                                                -------------------------

                                            Its:    Managing Director
                                                -------------------------


                                            DANIELLE SCHWARTZ TRUST, UAD 10/1/93


                                            By: /s/  GENE Z. SALKIND
                                                -------------------------

                                            Its:        Trustee
                                                -------------------------


                                            RANDOLPH STREET PARTNERS II


                                            By: /s/  WILLIAM S. KIRSCH
                                                -------------------------
                                            Its:         partner
                                                -------------------------


                                            /s/      GREGG L. ENGLES
                                                -------------------------
                                            GREGORY ENGLES


                                            EXECUTIVES

                                            /s/     STEPHEN D. TOWNES
                                                -------------------------
                                            STEPHEN D. TOWNES

                           SCHEDULE OF SECURITYHOLDERS


-----------------------------------------------------------------------------------------------------------
                                                                        Class of            Number of
                                                                     Securityholder      Securityholder
                      Name and Address                                   Shares              Shares
-----------------------------------------------------------------------------------------------------------
John Hancock Mutual Life Insurance Company                    Class B Non-Voting              56,400
John Hancock Place, Box 111                                   Common Stock
Boston, MA  02117
Telephone: (617) 572-1605                                     10.5% Payment-In-           $8,460,000
Facsimile: (617) 572-1606                                     Kind Notes
Attention: Dana Donovan
-----------------------------------------------------------------------------------------------------------

CIBC Wood Gundy Ventures, Inc.                                Class A Voting                  18,370
425 Lexington Avenue, 3rd Floor                               Common Stock
New York, NY  10017
Telephone:  (212) 885-4400                                    Class B Non-Voting              12,630
Facsimile:  (212) 885-4998                                    Common Stock
Attention:  Jay Levine
                                                              10.5% Pay-In-Kind                4,650
                                                              Redeemable
                                                              Preferred Stock
-----------------------------------------------------------------------------------------------------------

Danielle Schwartz Trust, UAD 10/1/93                          Class A Voting                 5,964.8
c/o George Schwartz                                           Common Stock
644 Santa Helena
Solana Beach, CA 92075
Telephone:  (619) 481-5151
Facsimile:  (619) 481-1355
-----------------------------------------------------------------------------------------------------------

Randolph Street Partners, II                                  Class A Voting                   5,000
200 E. Randolph                                               Common Stock
Chicago, IL  60601
Telephone:  (312) 861-2000                                    10.5% Pay-In-Kind                  750
Facsimile:  (312) 861-2200                                    Redeemable
Attention:  William S. Kirsch, P.C.                           Preferred Stock
-----------------------------------------------------------------------------------------------------------

Gregg Engles                                                  Class A Voting                   4,000
c/o Suiza Foods Corporation                                   Common Stock
384 Turtle Creek Blvd.
Dallas, TX  75219                                             10.5% Pay-In-Kind                  600
Telephone:  (214) 528-9922                                    Redeemable
Facsimile:  (214) 528-9929                                    Preferred Stock
-----------------------------------------------------------------------------------------------------------

Kraig Danielson                                               Class A Voting                 1,491.2
205 Courtland Avenue                                          Common Stock
Stamford, CT  06906
Telephone:  (203) 323-3621
Facsimile:  (203) 323-4215
-----------------------------------------------------------------------------------------------------------

EXECUTIVES

--------------------------------------------------------------------------------
                                         Class of              Number of
                                      Securityholder        Securityholder
       Name and Address                   Shares                Shares
--------------------------------------------------------------------------------
Stephen D. Townes                      Class A Voting            2,663
318 Scarborough Drive                  Common Stock
Greer, SC  29650
Telephone: (864) 848-2760
Facsimile: (864) 848-7544
--------------------------------------------------------------------------------